EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File No. 333-61229, File No. 333-104785 and File No. 333-164534) of Sevcon, Inc. of our report dated December 20, 2012, relating to our audit of the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K for the year ended September 30, 2012.

/s/ McGladrey LLP
McGladrey LLP

Boston, Massachusetts
December 20, 2012